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                                                                    Exhibit 10.7


                             LAWSON ASSOCIATES, INC.

                                 AMENDMENT NO. 1
                                       TO
                           WARRANT PURCHASE AGREEMENT


         This Amendment No. 1 is made as of December 19, 2000, by and between Lawson Associates, Inc. a Minnesota corporation (the "Company"), and Hewlett Packard Company, a Delaware corporation (the "Investor").

         The Company has issued and sold a stock purchase warrant (the "Warrant") for the purchase of up to 750,000 shares (the "Warrant Shares") of Common Stock, par value $0.01 per share of the Company (the "Common Stock") (after giving effect to a 3-for-1 stock split of the Common Stock effective March 13, 2000 (the "Stock Split") the number of Warrant Shares was 2,250,000) to the Investor pursuant to a Warrant Purchase Agreement, dated as of January 28, 2000 (the "Warrant Purchase Agreement").

         The Company issued and sold the Warrant to the Investor in exchange for the execution and delivery of the Strategic Alliance Agreement, dated as of January 28, 2000, between the Company and Investor (the "Strategic Alliance Agreement") and the mutual promises and covenants therein.

         The Company and the Investor desire to modify certain terms of the Warrant Purchase Agreement and resolve any issues in connection with the Strategic Alliance Agreement.

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

                                   SECTION 1.

         1.1 Adjustment of Warrant. The Investor and the Company agree to execute and deliver an Amendment No. 1 to the Warrant (the "Warrant Amendment"), of even date herewith which shall adjust the number of shares of Common Stock issuable upon exercise of the Stock Purchase Warrant to 900,000 shares from 2,250,000 shares, after giving effect to the Stock Split.

                                   SECTION 2.

                         Representations of the Company

         The Company hereby represents to the Investor as follows:

         2.1 Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.


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         2.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Amendment No. 1 and the Warrant Amendment and to carry out and perform its obligations under the terms of this Amendment No. 1 and the Warrant Amendment.

         2.3 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the execution and delivery of this Amendment No. 1 and the Warrant Amendment the performance of the Company's obligations hereunder and thereunder has been taken.

         This Amendment No. 1 and the Warrant Amendment are valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to general equity principles and to limitations on the availability of equitable relief, including specific performance.

         2.4 No Conflict with Other Instruments; Compliance with Laws. The execution, delivery and performance of this Amendment No. 1 and the Warrant Amendment will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company's Articles of Incorporation or Bylaws;
(ii) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (iii) any material contract, obligation or commitment to which the Company is a party or by which it is bound; or (iv) to the Company's knowledge, any statute, rule or governmental regulation applicable to the Company.

                                   SECTION 3.

                           Investment Representations

         The Investor hereby represents and warrants to the Company as follows:

         3.1 Authorization. The Investor has all the requisite power and is duly authorized to execute and deliver this Amendment No. 1 and Warrant Amendment and has taken all necessary action to consummate the transactions contemplated hereby and thereby. This Amendment No. 1 and Warrant Amendment have been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to general equity principles and to limitations on the availability of equitable relief, including specific performance.

         3.2 Investment. The Investor understands and acknowledges that the Company may, at any time and from time to time, engage in one or more transactions to increase shareholder value, including, without limitation, an initial public offering of the Common Stock.

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                                   SECTION 4.

                                  Miscellaneous

         4.1 Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to that body of law known as Conflict of Laws.

         4.2 Survival. The representations, warranties, covenants and agreements made by the parties herein shall survive any investigation made by the Investor or the Company and shall survive the closing of the transactions contemplated hereby.

         4.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         4.4 Entire Agreement; Amendment. Except as modified by this Amendment No. 1, the Warrant Purchase Agreement shall remain in full force and effect. This Amendment No. 1, the Warrant Amendment, the Warrant Purchase Agreement and the Stock Purchase Warrant and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Amendment No. 1 may be amended and the observance of any term of this Amendment No. 1 may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor.

         4.5 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         4.6 Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         The foregoing Amendment No. 1 is hereby executed as of the date first above written.



                               LAWSON ASSOCIATES, INC.


                               By: /s/ Jay Coughlan
                                   ---------------------------------------------
                               Its:  President


                               HEWLETT PACKARD COMPANY


                               By:  /s/ Dave Logan
                                   ---------------------------------------------
                               Its: VP Corporate Development


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